UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 31, 2009
(Date of earliest event reported)

MedCom USA, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25474	65-0287558
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7038 E. 5th Avenue
Scottsdale, AZ 85251

(Address of principal executive offices, including zip code)

(949) 466-1534
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2009, William P. Williams has resigned from his position as a director of MedCom USA, Inc. (“MedCom” or the “Company”).  Mr. Williams has affirmed that he holds no position with MedCom, as an officer, director or otherwise, and further resigned from any such position to the extent he could be said to hold any such position.

Item 8.01 Other Events.

The involuntary bankruptcy petition against the Company was dismissed by the bankruptcy court on July 28, 2009.

As previously reported on Form 8-K dated June 9, 2009, MedCom has entered into a settlement agreement with Michael De La Garza.  The settlement agreement became final and effective on August 11, 2009, when the deadline for objecting to the bankruptcy court's order dismissing the involuntary bankruptcy petition had passed, making the bankruptcy court's order final.

Mr. De La Garza has affirmed in writing that the only position he holds with the Company is that of Chief Operating Officer, and that he may take no action to and has no authority to bind MedCom to any obligation without the advance written approval of MedCom's Board of Directors.  He affirmed that he holds no other position with MedCom, whether as an officer, a director or otherwise, including the positions of director, President and Chief Executive Officer, and he resigned from any such position(s) to the extent he could be said to hold any such position(s).

Also, Michael Malet has affirmed that he holds no position with MedCom and further resigned from any such position to the extent he could be said to hold any such position.

In addition, on August 25, 2009, a court order was issued, pursuant to a stipulation of the parties, dismissing MedCom and Card Activation Technologies, Inc.'s litigation in federal court against Mr. Williams and Mr. Malet without prejudice.  MedCom and Card still intend to pursue any remedies they have against Mr. Williams, Mr. Malet, and other entities connected with Mr. Williams, but will attempt to do so outside of court to mitigate expenses.  In the event a resolution cannot be reached that is satisfactory to all parties, the litigation will be reinstated.  All parties involved have entered into tolling agreements to protect MedCom's and Card Activation Technologies, Inc.'s claims from the defense of the statute of limitations and other time-based defenses.

Certain statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MedCom to be materially different from those expressed or implied by such forward-looking statements.  MedCom’s future operating results are dependent upon many factors, including, but not limited to, MedCom’s ability to: (i) build the management and human resources and infrastructure necessary to support the growth of its business; (ii) obtain sufficient capital to pay existing debts; (iii) competitive factors and developments beyond MedCom’s control; and (iv) other risk factors discussed in MedCom’s periodic filings with the Securities and Exchange commission, including MedCom’s Form 10-K filed on September 29, 2008. MedCom undertakes no obligation to update any forward-looking statements made in this Form 8-K to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedCom USA, Incorporated

By:	/s/ Robert. H. Kite
Robert H. Kite
Chairman of the Board

Date:  September 10, 2009